Exhibit 10.1

Barnes & Noble Education Names Kevin F. Watson as Executive Vice President
and Chief Financial Officer

BASKING RIDGE, N.J.-- Barnes & Noble Education, Inc. (NYSE: BNED), a leading solutions provider for the education industry, today announced that Kevin F. Watson has been named Chief Financial Officer, effective September 7, 2023. Mr. Watson will report directly to Michael P. Huseby, Chief Executive Officer, BNED.

Mr. Watson is a seasoned executive with more than 20 years of global finance, accounting, capital markets, business transformation and transactional experience across diverse industries. As CFO at Barnes & Noble Education, Mr. Watson will be responsible for the financial management of the Company, including leading the Accounting, Treasury, Tax, Financial Planning, Financial Operations, Internal Audit and Investor Relations teams.

“We are pleased to welcome Kevin to Barnes & Noble Education as our new Chief Financial Officer,” said Michael P. Huseby, Chief Executive Officer, BNED. “Kevin's unique combination of financial, operational, and capital markets expertise is a strong complement to the existing executive leadership team at this important time in our transformation. Kevin has a track record of delivering results and transforming companies to drive value creation and will be a tremendous asset to our company.”

Prior to joining BNED, Mr. Watson served as Executive Vice President and Chief Financial Officer for Paraco Gas Corporation, one of the largest privately-held energy distributors and service providers in the United States. There, he oversaw finance, accounting, tax, internal audit, human resources, information technology, supply chain, business intelligence, risk management and mergers & acquisitions. While at Paraco, Mr. Watson spearheaded strategic and transformative initiatives to pursue growth objectives, increase efficiencies and strengthen the company’s market share.

Before joining Paraco Gas in 2018, Mr. Watson successfully led select financing transactions such as a company leveraged buyout by a private-equity consortium, IPOs, spin-offs, mergers and acquisitions and private and public debt financings on senior executive teams at Cablevision Systems Corporation, PanAmSat Corporation, and Entex IT Service. In addition, Mr. Watson held a variety of finance roles at MCI Telecommunications and Prudential Securities, Inc.

“I am thrilled to join Barnes & Noble Education at an exciting time in the Company’s transformation. I look forward to working with the leadership team and the Board as we continue to execute on our strategic priorities by focusing on achieving sustained growth and profitability and consistent execution, which we expect to deliver significant long-term value for shareholders,” said Mr. Watson.
Mr. Watson holds a Bachelors of Business Administration in Finance from Iona University.

ABOUT BARNES & NOBLE EDUCATION, INC.
Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better, more inclusive and smarter world. For more information, visit www.bned.com.

Media:
Hunter Blankenbaker
Vice President
Corporate Communications and Investor Relations
Barnes & Noble Education, Inc.
(908) 991-2776
hblankenbaker@bned.com

Source: Barnes & Noble Education, Inc.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: the amount of our indebtedness and ability to comply with covenants applicable to current and /or any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; our ability to maintain adequate liquidity levels to support ongoing inventory purchases and related vendor payments in a timely manner; our ability to attract and retain employees; the pace of equitable access adoption in the marketplace is slower than anticipated and our ability to successfully convert the majority of our institutions to our BNC First Day® equitable and inclusive access course material models or successfully compete with third parties that provide similar equitable and inclusive access solutions; the strategic objectives, successful integration, anticipated synergies, and/or other expected potential benefits of various strategic and restructuring initiatives, may not be fully realized or may take longer than expected; dependency on strategic partnerships, such as with VitalSource Technologies, Inc. and the Fanatics Retail Group Fulfillment, LLC, Inc. (“Fanatics”) and Fanatics Lids College, Inc. D/B/A "Lids" (“Lids”) (collectively referred to herein as the “F/L Partnership”), and the potential for adverse operational and financial changes to these partnerships, may adversely impact our business; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; decisions by colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; general competitive conditions, including actions our competitors and content providers may take to grow their businesses; the risk of changes in price or in formats of course materials by publishers, which could negatively impact revenues and margin; changes to purchase or rental terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; product shortages, including decreases in the used textbook inventory supply associated with the implementation of publishers’ digital offerings and direct to student textbook consignment rental programs; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping services; a decline in college enrollment or decreased funding available for students; decreased consumer demand for our products, low growth or declining sales; the general economic environment and consumer spending patterns; trends and challenges to our business and in the locations in which we have stores; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; technological changes, including the adoption of artificial intelligence technologies for educational content; risks associated with counterfeit and piracy of digital and print materials; risks associated with data privacy, information security and intellectual property; disruptions to our information technology systems, infrastructure, data, supplier systems, and customer ordering and payment systems due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party web service providers and our own proprietary technology; risks associated with the impact that public health crises, epidemics, and pandemics, such as the COVID-19 pandemic, have on the overall demand for BNED products and services, our operations, the operations of our suppliers and other business partners, and the effectiveness of our response to these risks; lingering impacts that public health crises may have on the ability of our suppliers to manufacture or source products, particularly from outside of the United States; changes in domestic and international laws or regulations, including U.S. tax reform, changes in tax rates, laws and regulations, as well as related guidance; enactment of laws or changes in enforcement practices which may restrict or prohibit our use of texts, emails, interest based online advertising, or similar marketing and sales activities; adverse results from litigation, governmental investigations, tax-related proceedings, or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I - Item 1A in our Form 10-K for the year-ended April 29, 2023. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-

looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

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